UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 16, 2015

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 1.02. Termination of a Material Definitive Agreement

On July 31, 2007, Tandy Leather Factory, Inc., through its wholly-owned subsidiary, The Leather Factory, L.P. (the “Company”), entered into a Credit Agreement and Line of Credit Note (the “Line of Credit Note”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), pursuant to which JPMorgan agreed to provide a credit facility to the Company of up to $5,500,000 to facilitate the Company’s purchase of real estate consisting of a 195,000 square foot building situated on 30 acres of land located at 1900 SE Loop 820 in Fort Worth, Texas (the “Property”).

Under the terms of the Line of Credit Note, the Company borrowed $4,050,000 used to fund the purchase of the Property in July 2007.  The Line of Credit Note was converted to a Term Note (the “Term Note”) on April 30, 2008, and monthly principal and interest payments were required.  The Company has made payments in accordance with the terms of the Term Note through August 31, 2015.

On September 16, 2015, the Company terminated the Term Note by paying the Term Note in full.  The original maturity date of the Term Note was April 30, 2018.  As a result of the early payoff, the Company incurred a prepayment penalty of approximately $250,000.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

No.                     Exhibit
99.1                     Press release dated September 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: September 18, 2015	By: /s/ Jon Thompson
Jon Thompson, Chief Executive Officer and President